Exhibit 23(C)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 and the related Prospectus (the “Registration Statement”) of TIAA Real Estate Account of our report dated March 17, 2011 relating to the financial statements of TIAA Real Estate Account which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, NC

April 27, 2011